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                                                                Exhibit 10.14

                                   L E A S E

      THIS LEASE, made this 2nd day of July, 1996 by and between G & N INVESTMENT COMPANY, hereinafter referred to as Lessor, and HEALTHDRIVE CORPORATION, hereinafter referred to as Lessee:

                             W I T N E S S E T H :

      1. The Lessor does hereby lease, demise and let unto the said Lessee the following described premises in the City of Brookfield, Wisconsin, described as follows:
                            3540 North 126 Street
                            Unit C
                            Exhibit "A"

To have and to hold the said demised premises unto the Lessee, its successors and assigns for a term of 2 years commencing on the 1st day of August, 1996 and ending on the 31st day of July, 1998. The Lessee shall pay for said demised premises, a monthly rental of One Thousand Three Hundred Fifty Five and 00/100 ($1,355.00) Dollars, in advance, beginning with the 1st day of August, 1996. If possession is given earlier, rent will be paid accordingly for the extra period of time occupied. The per diem charge will be Forty Five and 00/100 ($45.00).

      In addition to the foregoing rental, Lessee shall pay to Lessor, as additional rental, its pro rata share of any increase in real estate taxes assessed against the land and building of which the demised premises is a part over and above the base amount computed by multiplying the tax rate established in December, 1996 by the assessed value of the property after the property is fully assessed.

      In addition thereto, Lessee shall pay one percent (1%) each month for the remainder of the term of the lease of its pro rata share of the amount of any special assessments levied against the land and building of which the demised premises is a part.

      In each case, the pro rata share (3.64%) payable by Lessee shall be based on the ratio of the total number of square feet of floor space in the demised premises hereunder to the total number of square feet of floor space in the entire building. Tax bills shall be sufficient evidence of the amount of such taxes and shall be used for the calculation of the amount paid by the Lessee. The amount of additional rent due from Lessee to Lessor under this paragraph for each calendar year shall be billed by Lessor to Lessee on or about the first day of January of the following year, and shall be payable with the rent due on February 1st of such following year, without any setoff or counterclaim whatever.

      Lessee agrees to deposit with the Lessor, as security for the full and faithful performance by the Lessee of all the covenants, terms and conditions of this indenture
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of lease to be performed by it, a sum of One Thousand Three Hundred Fifty Five
and 00/100, ($1,355.00) Dollars. The sum so deposited shall be retained by Lessor until the termination of this lease, if the Lessee is not in default in any of the terms hereof, such sum shall be returned to the Lessee at the expiration of the term thereof. The parties hereto acknowledge that said sum will be deposited in Lessor's general funds.

      2. Lessor shall, during the term of this lease, make any and all necessary repairs to the roof and exterior walls of the demised premises, and provide reasonable snow removal from common areas.

      3. Lessee shall, during the term of this lease, keep the interior of said demised premises in good repair excepting those referred to in paragraph 2 hereof, and will replace all broken glass, including plate glass, with glass of the same size and quality. In addition, Lessee will maintain the heating plant, blowers, plumbing system and electrical system in accordance with instructions provided by the manufacturers thereof.

      SEE ATTACHED (Page 9 #3).

      If Lessee does not make the necessary repairs or does not perform the necessary maintenance, then Lessor may upon written notice to Lessee, make such repairs and perform such maintenance and charge the cost thereof to the Lessee.

      In the event Lessee uses any form of equipment or process where special ventilating provisions should be made. neither the Lessor nor the heating equipment manufacturer will guarantee heating equipment life or performance unless such ventilating provisions have been made. Experience has shown that new heating equipment life can be reduced to as little as one (1) year where special ventilating provisions have not been made, if required.

      Lessee agrees to keep the demised premises free of dirt, rubbish and recycleables and will provide for the prompt removal thereof. All rubbish and recycleables shall be kept in a wind proof container in a location as directed by the Lessor. No outside storage will be permitted.

      4. Lessee shall use the demised premises for any lawful purpose.

      In the event insurance rates on the building insurance carried by Lessor are increased over and above the present rates or normal rates based on the location and type of building by reason of Lessee's operations or because of a general increase in insurance rates, Lessee will pay the amount of such increase in addition to all other payments herein required.

      5. Except for companies affiliated with Lessee, Lessee will not directly or indirectly permit the demised premises to be occupied or used in whole or in part by any other person, firm or corporation, and will not sublet the same nor any part thereof, nor assign this lease without in each case first obtaining the written consent of the Lessor. Lessor agrees not to unreasonably withhold their consent to any assignment or subletting.


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      In the event such consent is given, Lessee shall remain liable to Lessor for the payment of rent then due or to become due, and the performance of all other obligations of Lessee hereunder for the balance of the demised term.

      6. Lessee shall fully comply with all statutes, orders, regulations, ordinances and requirements of law now in effect of the Federal Government, the State of Wisconsin, and any other municipal or public authority with jurisdiction over the demised premises, including the Local Board of Fire Underwriters, the Building, Fire and Health Departments and any other similar body.

      7. Hazardous Substances.

            (a) Lessor warrants and represents, to the best of its knowledge, that any use, storage, treatment or transportation of "Hazardous Substances" (as hereinafter defined) which has occurred in, on or about the land, building or premises prior to the date of this lease has been in compliance with all "Environmental Laws" (as hereinafter defined). Lessor additionally warrants and represents, that to the best of its knowledge, no release, leak, discharge, spill, disposal or emmission of Hazardous Substances has occurred in, on or about the land, building or premises, and that the land, building and premises are free of Hazardous Substances as of the date of this lease.

            (b) Lessor shall indemnify and hold harmless, the Lessee from any and all claims, damages, fines, judgements, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the term from or in connection with the presence or suspected presence of Hazardous Substances in, on or about the land, building or premises, except to the extent that the Hazardous Substances are present as a result of acts of Lessee, Lessee's agents, employees, contractors or invitees.

            (c) Lessee shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of in, on or about the land, building or premises by Lessee, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in the environment of Lessee's intended use and are necessary to Lessee's business and have been approved, in writing, by Lessor. Any such Hazardous Substances permitted on the premises as hereinabove provided, and all containers therefore, shall be used, kept, stored and disposed of in a manner that complies with all Environmental Laws. Lessee shall indemnify and hold harmless the Lessor from any and all claims, damages, fines, judgements, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the term from or in connection with the use, storage, generation or disposal


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of Hazardous Substances in, on or about the land, building or premises by
Lessee, Lessee's agents, employees, contractors or invitees. Lessor hereby approves of Lessee's lawful generation, use, handling, storage, and/or disposal of medical or infectious medical waste.

            (d) Notwithstanding anything to the contrary stated hereinabove, the indemnifications contained in subparagraphs (b) and (c) above, shall not include any consequential damages (e.g. loss of rent, use and profits) incurred by either Lessor or Lessee, but shall expressly include, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by or pursuant to any Environmental Laws. The indemnifications contained herein shall survive any expiration or termination of the term.

            (e) As used herein, "Hazardous Substances" means any substance which is toxic, ignitable, reactive, or corrosive or which is regulated by "Environmental Laws". The term "Environmental Laws" means federal, state and local laws and regulations, judgements, orders and permits governing safety and health and the protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended (CERCLA), the Resource Conservation and Recovery Act, as amended 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f through 300j. "Hazardous Substances" includes any and all materials or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substances" also includes asbestos, polychlorinated biphenyls ("PCBs") and petroleum products.

      8. Lessee will pay, in addition to the rent, all sewer rents, gas, electric light and power bills taxed, levied or charged against the said demised premises.

      Lessee agrees to pay any and all personal property taxes assessed upon the merchandise, fixtures or other property maintained by Lessee on the demised premises.

      Lessee further agrees to pay all charges for heating the demised premises.

      9. Lessee will allow Lessor and its agents free access to the demised premises at reasonable times, and with reasonable frequency, for the purpose of inspecting the same, making such repairs which Lessor may see fit to make, and to exhibit the demised premises to prospective purchasers.

      Lessee will permit the usual "For Rent" and/or "For Sale" signs to be placed upon the demised premises at any time during the six (6) months next preceding the expiration of the term hereof.

      10. It is mutually agreed between the parties hereto:

            (a) That in case the building located on the demised premises, at the commencement


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of the term of this lease, shall be damaged or partially destroyed by fire, the elements or other casualty (meaning thereby less than fifty percent (50%) of the value of the building, based on the replacement cost thereof), the same shall be repaired as speedily as possible by and at the expense of the Lessor; and if such damage or partial destruction shall render a portion of the demised premises unfit for the use herein let, the rent hereunder shall abate proportionately to the percentage of the floor space rendered untenantable or unfit for use, from the date of such damage until restoration is completed.

SEE ATTACHED (Page 9, #10a.)

            (b) In the event such damage to the building shall be fifty percent (50%) or greater of the value to the building based on the replacement cost thereof, either party shall have the right for a period of thirty (30) days from the date of such damage to terminate this lease. Such termination shall be effected by notifying the other party in writing, which notice shall be served or be given by registered or certified mail to the last known address of said other party. Upon the giving of such notice, this lease shall be terminated and cancelled, and the demised premises surrendered by the Lessee as of the date of said damage, and any advance rentals which may have been heretobefore paid by the Lessee shall be repaid to the Lessee from and after the date of such damage.

SEE ATTACHED (Page 9, #10a)

      In the event neither party gives such notice to terminate to the other, the building shall be repaired as speedily as possible by and at the expense of the Lessor; and if such damage or partial destruction shall render a portion of the demised premises unfit for the use herein let, the rent hereof shall abate proportionately to the percentage of floor space rendered untenantable or unfit for use from the date of such damage, until restoration is completed.

            (c) In connection with any such repair or restoration of the demised premises by reason of such casualty or damage, Lessor shall not be liable for any delays occasioned by strikes, riots, acts of God, national emergency, or other causes beyond Lessor's control.

            (d) As between the parties hereto, the same rule shall apply to a legal condemnation of the demised premises by the United States Government, or any instrumentality thereof, or by any governmental body or public service corporation.

            (e) SEE ATTACHED (Page 9, #10e.)

      11. Lessor agrees to pay all real estate taxes assessed against said demised premises, except as provided in Paragraph 1 hereof, and to procure and maintain, at its expense, fire insurance in a reasonable amount with or without extended coverage or co-insurance, as they may decide, against loss or damage by fire or other casualty of the basic building structure.

      Lessee will procure and maintain fire insurance with extended coverage, covering all of its equipment, fixtures. merchandise and other property located within said demised premises including the interior decorating in an amount equal to at least eighty percent


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(80%) of the value thereof and public liability insurance naming both Lessor and
Lessee as the insured thereunder against injury to person and property and loss of life sustained in or upon the demised premises with limits of at least Three Hundred Thousand ($300,000.00) Dollars for one person and Five Hundred Thousand ($500,000.00) Dollars for any number of persons injured or killed in one accident, and Three Hundred Thousand ($300,000.00) Dollars for property damage. Lessee shall deposit with Lessor proof of the existence and maintenance of the said insurance policies.

      12. Lessee agrees to protect and hold Lessor harmless and indemnified from and against any and all claims, demands, actions, suits, judgements, decrees, orders, liabilities, or expense, including attorney's fees and disbursements arising out of or on account of any damage or injuries, including wrongful death sustained or claimed to have been sustained to any person or property in or upon the demised premises by any person whatsoever unless the same shall be directly due to the negligence of Lessor or its agents. Lessor shall not be liable for damage to person or property sustained by Lessee or any other persons, however, such damage may have been caused, unless caused by Lessor's negligence. In case any action or proceeding is brought against Lessor by reason of the aforementioned causes, Lessee, upon receiving prompt written notice from Lessor, agrees to defend such action or proceeding.

      13. Upon the termination or cancellation of this lease at any time and for any reason, Lessee will peacefully surrender possession of the demised premises and Lessee further agrees to return the demised premises in the same condition as they existed at the date of Lessee's occupancy, except for ordinary wear and tear, subject to the other provisions of this lease.

            In the event Lessee shall default or breach any of the covenants or agreements herein contained, or if this lease shall, by act of the Lessee, or by operation of law or otherwise, devolve or pass to any party other than Lessee, except with the written consent of Lessor, or if the Lessee shall be adjudged bankrupt or insolvent, make as assignment for the benefit of creditors, or if a receiver or trustee is appointed for Lessee's property, or if Lessee shall abandon the demised premises, the Lessor may elect, at its option and without notice, to terminate this lease. Upon the occurence of any of the above events, the Lessor, at its sole option, may elect to terminate the Lessee's right to possession without terminating the lease, may retake possession of the demised premises without prejudice to any other remedies which they might have. Such termination of possession without termination of the lease shall not affect the liability of the Lessee under this lease.

SEE ATTACHED (Page 9, #13.)

            All rights and remedies of the Lessor shall be deemed nonexclusive and shall be cumlative. The failure of Lessor to insist upon strict performance of any term, covenant or condition hereof shall not be deemed a waiver of its other rights or remedies, and shall


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not be deemed a waiver of any subsequent breach or default.

      14. Upon the termination or cancellation of this lease, Lessee shall have the right and privilege to remove from the demised premises all furniture, fixtures and other property placed thereon by Lessee. Lessee agrees that it will, at its own expense, repair any damage to the building caused by such removal.

      15. Lessor and Lessee shall not be liable for delay caused by strikes, riots, acts of God, national emergencies, acts of a public enemy, difficulty in obtaining materials or other causes beyond Lessor's or Lessee's control in performing any of the covenants required to be performed by Lessor or Lessee, except the payment of rent and other sums to be paid by Lessee hereunder.

      16. This lease shall not be a lien against said demised premises in respect to any mortgage that may hereinafter be placed against said demised premises, and the recording of such mortgage or mortgages shall give them preference and precedence and make them superior and prior in lien to this lease in all respects, irrespective of the date of recording, except that if the Lessee is not in default relative to the terms of this lease, said mortgage or mortgages will be made subject to Lessee's right to possession of the demised premises at the rent herein reserved. Lessee agrees to execute any such instrument as may be required, without cost to further effect subordination of this lease to any such mortgage or mortgages. Lessee acknowledges that it will not look to any mortgagee(s) for the repayment of any sums not directly paid to said mortgagee(s) by the Lessee.

      17. Lessor and Lessee agree that in the event. Lessee fails to comply with the provisions of paragraph 3, paragraph 8 or paragraph 11, Lessor may make such expenditures, pay such utility charges, and effect such insurance and pay the premiums therefore and any amounts so paid by Lessor shall become immediately due and payable by Lessee and in the event of nonpayment thereof, shall bear interest at the rate of one percent (1%) per month from and after the date of such expenditure or payment.

      18. Lessor and Lessee further agree that in the event Lessee, at any time during the term hereof, is in default in the payment of rent, Lessor shall have the right to charge interest at the rate of one percent (1%) per month commencing on the eleventh day after rent is due and continuing until rent payments are current. Lessee hereby agrees to pay said interest upon notification by Lessor.

      19. The Lessee agrees that no signs or advertising will be attached to or erected on the building or demised premises without the written approval of the Lessor. Lessor agrees to provide a directory at the entrance to the above described property and a sign on the front entrance displaying the Lessee's name as shown in this lease.


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      20. The term "Lessee" as used herein shall also mean Lessees where applicable.

      21. The Lessee agrees that: In the event of the employment of an attorney by Lessor for the collection of any amount due under this lease, or for the institution of any suit for possession of the demised premises, or for advice or service incident to the breach of any of the conditions of this lease by Lessee, or because Lessor is made a party to any litigation commenced by or against the Lessee; the Lessee will pay all costs, expenditures, and reasonable attorney fees incurred by or imposed on the Lessor. Such costs, expenditures and legal fees shall be considered as so much additional rent and will be due on the next rent day after they have been incurred by Lessor, together with interest at one percent (1%) per month from such next rent day, and shall be collected as any other rent due under the terms of this lease.

      22. Concurrently, with the signing of this Lease, Lessor agrees to execute a Consent to Assignment and Waiver of Liens substantially in the form of Exhibit "B" attached hereto in favor of Lessee's bank as required under Lessee's line of credit.

      23. SEE ATTACHED (Page 9 #23).

      IN WITNESS WHEREOF, the parties hereto have caused this lease to be executed by their duly authorized officers and their corporate seals affixed, or (if Lessee is not a corporation) Lessee has hereunto set his hand and seal all on the day and year first written above.

                                   G & N INVESTMENT COMPANY           LESSOR
                                   ----------------------------------

In the presence of:


/s/ Lori A. Vetrone                By: /s/ Gerald A. Nell            (Seal)
-----------------------------          ------------------------------
                                         Gerald A. Nell


                                   HEALTHDRIVE CORPORATION            LESSEE
                                   ----------------------------------


/s/ Robert J. Lucci                By: /s/ Robert D. McIvor           (Seal)
-----------------------------          ------------------------------
                                                its                   C.O.O.


/s/ Unintelligible               Attest:   /s/ Unintelligible          (Seal)
-----------------------------             ---------------------------
                                                its              Secretary


                                      -8-
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      3. Lessor shall be responsible for all repairs and replacements due to normal wear and tear unless same was due to negligence of the Lessee.

      10. (a) Notwithstanding the fact that only a portion of the demised premises may be unfit for use by Lessee, if the Lessee is unable to conduct its business as usual in the demised premises the rent hereunder shall abate fully.

      10. (e) Notwithstanding anything contained in this section 10 or this lease to the contrary, if as a result of any destruction or damage to the building or the demised premises Lessee is unable to use the demised premises for its intended purpose for a period of sixty (60) days from the date of such destruction of damage, then Lessee may, at its option, terminate this lease.

      13. Notwithstanding the above, Lessor must notify Lessee in writing of any such default or breach and give Lessee ten (10) days to cure same. In the event that Lessee cures such default or breach, Lessor may not terminate this lease which shall remain in force as if no default or breach had occurred.

      23. The parties hereto agree that the Lessee may, in its discretion, extend the term of this Lease for three (3) additional one (1) year terms upon the terms, covenants and conditions in existence during the original term; except that the Lessor reserves the right to increase the monthly rental to the then current rental for similarly situated premises. The Lessee shall give the Lessor sixty (60) days written notice prior to the end of a term of its intention to exercise these options. The parties agree that each option shall expire upon its exercise.


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                               [DIAGRAM OMITTED]

                                   Exhibit "A"

                                   3540 N. 126 Street
                                   Unit C
                                   1,600 Sq. Ft.